QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.12

Form of Lock-Up Agreement

April     , 2017

Select Energy Services, Inc.
1820 North Interstate Highway 35
Gainesville, Texas 76240

Credit Suisse Securities (USA) LLC
FBR Capital Markets & Co.
Wells Fargo Securities, LLC

c/o
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629

Ladies and Gentlemen:

        As an inducement to the underwriters to execute the Underwriting Agreement (the "Underwriting Agreement"), pursuant to which an offering (the "Offering") will be made that is intended to result in the establishment of a public market for Class A common stock, par value $0.01 per share (the "Securities") of Select Energy Services, Inc., and any successor (by merger or otherwise) thereto, (the "Company"), the undersigned hereby agrees that during the period specified in the following paragraph (the "Lock-Up Period"), the undersigned will not offer, pledge, sell, contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer, directly or indirectly, Lock-Up Securities, enter into a transaction which would have the same effect, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC ("Credit Suisse"), FBR Capital Markets & Co. ("FBR") and Wells Fargo Securities, LLC ("Wells Fargo" and together with Credit Suisse and FBR, the "Representatives"). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

        The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement.

        The restrictions of this Lock-Up Agreement shall not apply to (a) any transactions relating to Securities acquired by the undersigned in the open market after the closing of the offering, (b) any exercise of options or vesting or exercise of any other equity based award, in each case under the Company's equity incentive plan or any other plan or agreement described in the prospectus included in the Registration Statement, provided that any Securities received upon such exercise or vesting will also be subject to this Lock-Up Agreement, (c) transfers as a bona fide gift or gifts, (d) transfers to a family member, trust, family limited partnership or family limited liability company for the director or indirect benefit of the undersigned or his or her family members, (e) transfers by testate or intestate succession, provided that in each transfer pursuant to clauses (c), (d) and (e), the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or public announcement by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), (f) the establishment of any written contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a "Rule 10b5-1 Plan") under the Exchange Act; provided, however, that no sales of Securities or securities convertible into, or exchangeable or exercisable for, Securities, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); and provided further, that no party is required to publicly announce, file or report the establishment of such Rule 10b5-1 Plan in any public report, announcement, or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public report, announcement, or filing regarding such Rule 10b5-1 Plan, (g) any transfer or distribution or exchange to affiliates or any transfer under the Registration Rights Agreement with SES Legacy Holdings, LLC filed as Exhibit 4.2 to the Registration Statement, stockholders, partners or members of the undersigned, provided that such stockholders, partners or members agree to be bound in writing by the same restrictions set forth herein, (h) as required by participants in the Company's 2016 long-term incentive plan solely to the extent necessary to reimburse or pay federal income tax and withholding obligations in connection with vesting of restricted stock grants and (i) as collateral for any loan, provided that the lender agrees in writing to be bound by the same restrictions set forth herein. For purposes of this Lock-Up Agreement, a "family member" shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

        In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

        If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

        If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

        This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. It is understood that if the Underwriting Agreement is executed yet terminates (other than the provisions thereof that survive termination) prior to payment for and delivery of the Offered Securities, the undersigned shall be released from all obligations under this Lock-Up Agreement. Further, this Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before May 1, 2017 or the Underwriting Agreement is terminated. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

QuickLinks

  Exhibit 10.12
Form of Lock-Up Agreement